Exhibit 99.1

Amkor Technology Completes Sale of $500 Million of its 5.875% Senior Notes due 2033 and Announces Notice of Full Redemption of its 6.625% Senior Notes due 2027

TEMPE, Ariz -- September 22, 2025 -- Amkor Technology, Inc. (Nasdaq: AMKR) (the “Company”) today announced that it has completed its previously announced offering of $500 million aggregate principal amount of its 5.875% Senior Notes due 2033 (the “2033 Notes”).

In addition, the Company today announced that it has issued a notice for the redemption of all $400 million aggregate principal amount of its outstanding 6.625% Senior Notes due 2027 (the “2027 Notes”), with the redemption to be effective on October 9, 2025. As provided in the indenture governing the 2027 Notes, the redemption price will be 100% of the principal amount of the 2027 Notes, or $1,000 per $1,000 principal amount thereof, paid in cash. In addition, the Company will pay accrued and unpaid interest on the 2027 Notes to, but excluding, the redemption date, in accordance with the terms of the indenture.

The Company expects to use the net proceeds of the 2033 Notes offering to fund the redemption of the 2027 Notes, to pay related fees and expenses, and for general corporate purposes. Pending the use of the proceeds of the 2033 Notes Offering, the Company intends to invest the proceeds in cash, cash equivalents, investment grade securities or other short-term marketable securities.

A notice of redemption of the 2027 Notes has been sent to all currently registered holders of the 2027 Notes by U.S. Bank Trust Company, National Association, the trustee under the indenture governing the 2027 Notes. This announcement does not constitute a notice of redemption of the 2027 Notes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the 2033 Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The 2033 Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The 2033 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Amkor Technology, Inc.

Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The Company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables. For more information visit amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the 2033 Notes offering and the terms and expected use of proceeds thereof. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that (i) the 2033 Notes will be sold in the amount or on the terms expected or at all or (ii) the 2027 Notes will be redeemed in full or at all. Other important risk factors that could affect the outcome of the events set forth in these statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

The Company undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contact

Investor Relations
Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com